UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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JUPITERMEDIA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JUPITERMEDIA CORPORATION

23 Old Kings Highway South

Darien, Connecticut 06820

(203) 662-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2007

Dear Stockholders:

You are hereby cordially invited to attend the 2007 Annual Meeting of Stockholders of Jupitermedia Corporation, a Delaware corporation, at the offices of JP Morgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York on June 4, 2007, at 10:00 a.m. local time. This meeting is being held for the following purposes:

1. To elect six directors to the Board of Directors of Jupitermedia Corporation with terms expiring at the Annual Meeting of Stockholders to be held in 2008 or until their successors are duly elected.

2. To approve the appointment of Deloitte & Touche LLP, independent registered public accounting firm, to act as independent auditors for Jupitermedia Corporation for the fiscal year ending December 31, 2007.

3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 24, 2007 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

YOUR VOTE IS IMPORTANT

Whether or not you expect to be present at the annual meeting, please complete, date, sign and return the enclosed proxy promptly in the postage-prepaid envelope provided for your convenience. If you attend the annual meeting, you may revoke your proxy and vote your shares in person if you wish.

By Order of the Board of Directors,

Alan M. Meckler

Chairman of the Board and Chief Executive Officer

Dated: May 7, 2007

Jupitermedia Corporation

23 Old Kings Highway South

Darien, Connecticut 06820

(203) 662-2800

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2007

The Board of Directors of Jupitermedia Corporation (the “Company”) is soliciting proxies from the Company’s stockholders for the 2007 Annual Meeting of Stockholders to be held on June 4, 2007.

You are entitled to vote at the meeting if you were a stockholder of record at the close of business on April 24, 2007. On May 7, 2007, the Company will begin mailing to all such stockholders a proxy card, this proxy statement and the Company’s 2006 Annual Report. On April 24, 2007, there were 35,972,050 shares of the Company’s common stock outstanding, which are the only shares of the Company’s stock entitled to vote at this meeting. Each such share of common stock will be entitled to one vote at the meeting.

Your signed proxy card will appoint each of Alan M. Meckler and Christopher S. Cardell as proxy holders, or your representatives, to vote your shares.

If you sign and return your proxy card without giving voting directions, the proxy holders will vote your shares:

(i) for all of the nominees for director listed on pages 3 through 5;

(ii) for the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2007.

The proxy card permits you to direct the proxy holders to:

(i) withhold your votes from particular nominees;

(ii) vote “for” or “against” or “abstain” from voting on the appointment of auditors referred to above.

Signing and returning your proxy card will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previously voted proxy will be automatically revoked. You may also revoke your proxy any time before it is voted by delivering written notice prior to the meeting to:

Jupitermedia Corporation

23 Old Kings Highway South

Darien, Connecticut 06820

Attn: Corporate Secretary

If you submit more than one proxy, each later-dated proxy will revoke all previous proxies.

The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed proxy card.

As far as the Company knows, the only matters to be brought before the meeting are those referred to in this proxy statement. As to any other matters presented at the meeting, if you send in a signed proxy card, the proxy holders may vote your shares at their discretion.

No business may be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy. All matters voted on at the meeting will be determined by the “for” vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter of the vote, except for the election of directors, which will be determined by the “for” vote of a plurality of such shares.

Abstentions and broker non-votes are counted as shares present for determining if there are sufficient shares present to hold the meeting; however, they are not counted as votes “for” or “against” any item.

A list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the New York City offices of the Company, 475 Park Avenue South, Fourth Floor, New York, New York 10017, by contacting the Corporate Secretary.

ITEM 1. ELECTION OF DIRECTORS

Item 1 is the election of all six current members of the Company’s Board of Directors to another term. The persons named in the enclosed proxy intend to vote the proxy for the election of each of the six nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees. Each nominee elected as a director will continue in office until their successor has been elected, or until their death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as directors with terms expiring at the Annual Meeting in 2008: Alan M. Meckler, Christopher S. Cardell, Michael J. Davies, Gilbert F. Bach, William A. Shutzer and John R. Patrick.

The Board of Directors recommends a vote FOR the election of these nominees as directors.

The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of the Company. There are no family relationships among any nominee, director or executive officer of the Company. References below to the nominees’ respective ages are as of the date of the Annual Meeting. References below to periods of service to the Company include, where applicable, service to the Company’s predecessor business, internet.com LLC, prior to its 1999 merger with and into the Company.

Name	Age	Principal Occupation or Occupations and Directorships
Alan M. Meckler	61	Alan M. Meckler has been Chairman of the Board and Chief Executive Officer of the Company since its inception. Previously, Mr. Meckler had been Chairman of the Board of Mecklermedia Corporation from 1973 and was its Chief Executive Officer from December 1993 until it was acquired by Penton Media in November 1998. He also served as President of Mecklermedia from 1971 through November 1997.

Christopher S. Cardell	47	Christopher S. Cardell has been a director, President and Chief Operating Officer of the Company since its inception. Previously, Mr. Cardell was President and Chief Operating Officer of Mecklermedia from November 1997, and a director from February 1997 until it was acquired by Penton Media in November 1998. Prior to November 1997, Mr. Cardell held the office of Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mecklermedia. He joined Mecklermedia as Senior Vice President and Chief Financial Officer in January 1996. Prior to that time, Mr. Cardell was a Senior Manager with Arthur Andersen LLP.

Name	Age	Principal Occupation or Occupations and Directorships
Michael J. Davies	62	Michael J. Davies has been a director of the Company since its inception. Mr. Davies has been President of Fox Hill Consulting LLC since February 1998 and has also been a director of Boxwood Technology, Inc. since May 2000. He was Chairman and CEO of Amazing Media, Inc. from February 2002 until January 2005. From February 2001 until March 2002 he was Chairman of Saltmine, Inc. Mr. Davies was a director of PROVANT, Inc. from 1998 to 2001. Mr. Davies was also a director of Mecklermedia from January 1996 until it was acquired by Penton Media in November 1998. He was a special limited partner with American Business Partners from July 1997 to April 1998. Prior to that he was a Managing Director, Corporate Finance, of the investment bank Legg Mason Wood Walker, Incorporated from 1993 to 1996. Before joining Legg Mason, Mr. Davies was the Publisher of the Baltimore Sun from 1990 through 1993.

Gilbert F. Bach	75	Gilbert F. Bach has been a director of the Company since its inception. Mr. Bach retired on January 1, 1997 from Lehman Brothers, where he held various positions from 1979 through 1996, most recently as a Managing Director. From 1955 to 1979, Mr. Bach held various positions at Hirsch & Co. and Loeb Rhoades & Co. Mr. Bach was also a director of Mecklermedia from February 1997 until it was acquired by Penton Media in November 1998.

William A. Shutzer	60	William A. Shutzer has been a director of the Company since January 2000. Mr. Shutzer has been a partner of Evercore Group Holdings, a financial advisory and private equity firm since 2004. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, as President of Furman Selz Inc. from 1995 through 1997, and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. Mr. Shutzer is also a member of the Boards of Directors of Tiffany & Co., CSK Auto, Inc., and TurboChef Technologies, Inc.

Name	Age	Principal Occupation or Occupations and Directorships
John R. Patrick	61	John R. Patrick has been a director of the Company since January 2003. Mr. Patrick has been President of Attitude LLC since 2001. Prior to that, Mr. Patrick worked at IBM Corporation from 1967 to 2001. Mr. Patrick was Vice President of Internet Technology at IBM from 1995 to 2001. He is a member of the board of directors of Knovel Corporation, Opera Software ASA, Danbury Health Systems and Danbury Hospital.

PRINCIPAL STOCKHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

Security Ownership of Directors, Nominees for Director, Named Executive Officers and all Directors and Executive Officers as a Group

The following table sets forth, as of March 31, 2007, information with respect to the outstanding shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), beneficially owned by each director of the Company, each nominee for director, the Chief Executive Officer (who is also a director), the President and Chief Operating Officer (who is also a director) and by all persons presently serving as directors and officers of the Company as a group. Except as otherwise indicated, all shares are owned directly.

Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Alan M. Meckler	c/o Jupitermedia Corporation 23 Old Kings Highway South Darien, CT 06820	12,671,864	(2)(3)	34.7%

Christopher S. Cardell	c/o Jupitermedia Corporation 23 Old Kings Highway South Darien, CT 06820	1,432,305	(4)	3.9%

William A. Shutzer	c/o Jupitermedia Corporation 23 Old Kings Highway South Darien, CT 06820	413,646	(5)	1.2%

Christopher J. Baudouin	c/o Jupitermedia Corporation 23 Old Kings Highway South Darien, CT 06820	34,938	(9)	*

Gilbert F. Bach	c/o Jupitermedia Corporation 23 Old Kings Highway South Darien, CT 06820	98,749	(6)	*

John R. Patrick	c/o Jupitermedia Corporation 23 Old Kings Highway South Darien, CT 06820	101,609	(7)	*

Michael J. Davies	c/o Jupitermedia Corporation 23 Old Kings Highway South Darien, CT 06820	63,525	(8)	*

All directors and executive officers as a group (seven persons)		14,816,636		39.2%

*	Less than one percent

(1)

For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date (i) which such person has the right to acquire within 60 days after such date, (ii) over which such person has voting power or (iii) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes 1,046,125 shares held in the Alan M. Meckler 2007 Grantor Retained Annuity Trust (the “GRAT”), a grantor retained annuity trust, 953,875 shares held in the Alan M. Meckler 2006 GRAT, 1,323,213 shares held in trusts established for the benefit of Mr. Meckler’s four children, 266,100 shares held by The Meckler Foundation, Inc., a non-profit charitable foundation founded by Mr. Meckler and for which he acts as president, 88,100 shares held by Mr. Meckler’s wife and 50,200 shares held in a trust for the benefit of Mr. Meckler’s mother. Mr. Meckler exercises shared voting and investment control over all of these shares except the shares held by the GRAT, over which Mr. Meckler exercises investment control but not voting control.

(3)	Includes 633,333 shares issuable upon exercise of currently exercisable options.
(4)	Includes 990,416 shares issuable upon exercise of currently exercisable options.
(5)	Includes 75,249 shares issuable upon exercise of currently exercisable options.
(6)	Includes 76,749 shares issuable upon exercise of currently exercisable options.
(7)	Includes 96,234 shares issuable upon exercise of currently exercisable options.
(8)	Includes 63,025 shares issuable upon exercise of currently exercisable options.
(9)	Includes 500 shares held in a trust for the benefit of one of Mr. Baudouin’s children. Mr. Baudouin exercises investment control over this trust.

Security Ownership of Certain Beneficial Owners as of March 31, 2007

Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Transamerica Investment Management, LLC	1150 South Olive Street Suite 2700 Los Angeles, CA 90015	2,584,416	(2)	7.2%

Artisan Partners LP	875 East Wisconsin Avenue Suite 800 Milwaukee, WI 53202	1,905,800	(2)	5.3%

Burgundy Asset Management Ltd.	181 Bay Street, Suite 4510 Toronto, Ontario M5J 2T3	3,233,875	(2)	9.0%

Federated Investors, Inc.	Federated Investors Tower Pittsburgh, PA 15222-3779	3,255,500	(2)	9.1%

Wellington Management Company, LLP	75 State Street Boston, MA 02109	4,910,220	(2)	13.7%

Integral Capital Management VI, LLC (“ICM6”)	3000 Sand Hill Road Building 3, Suite 240 Menlo Park, CA 94025	1,105,000	(2)(3)	3.1%

Integral Capital Management VII, LLC (“ICM7”)	3000 Sand Hill Road Building 3, Suite 240 Menlo Park, CA 94025	695,000	(2)(3)	2.0%

Integral Capital Partners VI, L.P. (“ICP6”)	3000 Sand Hill Road Building 3, Suite 240 Menlo Park, CA 94025	1,105,000	(2)(3)	3.1%

Integral Capital Partners VII, L.P. (“ICP7”)	3000 Sand Hill Road Building 3, Suite 240 Menlo Park, CA 94025	695,000	(2)(3)	2.0%

(1)

For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date (i) which such person has the right to acquire within 60 days after such date, (ii) over which such person has voting power or (iii) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Beneficial ownership set forth above is based on the record ownership of these shares as reported in filings with the Securities and Exchange Commission.
(3)

Integral Capital Management VI, LLC, a Delaware limited liability company (“ICM6”) is the general partner of Integral Capital Partners VI, L.P., a Delaware limited partnership (“ICP6”). Integral Capital Management VII, LLC, a Delaware limited liability company (“ICM7”) is the general partner of Integral Capital Partners VII, L.P., a Delaware limited partnership (“ICP7”). With respect to ICM6 and ICM7, the amounts in the table above relate only to ICM6’s and ICM7’s indirect, beneficial ownership of shares of common stock of Jupitermedia Corporation (the “Shares”). The Shares have been purchased by ICP6 and ICP7, and none of ICM6 or ICM7 directly or otherwise holds any Shares. Management of the business affairs of ICM6 and ICM7, including decisions respecting disposition and/or voting of the Shares, resides in a majority of the managers of ICM6 and ICM7, respectively, such that no single manager of ICM6 or ICM7 has voting and/or dispositive power of the Shares.

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Director Independence

The Board of Directors evaluates each year the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the Nasdaq listing standards. In June 2006, the Board conducted a review of director independence. As a result of this review, with the exception of an agreement with Evercore Group L.L.C. mentioned under the “Certain Relationships and Related Transactions” section below, the Board affirmatively determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder: Gilbert F. Bach, Michael J. Davies, John R. Patrick and William A. Shutzer.

Committees of the Board

The Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The current members of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee are as follows:

Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee

Gilbert F. Bach	Gilbert F. Bach	Gilbert F. Bach
Michael J. Davies	Michael J. Davies	Michael J. Davies
John R. Patrick	John R. Patrick	John R. Patrick
William A. Shutzer	William A. Shutzer	William A. Shutzer

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and advising the Board on the Company’s compensation philosophy, programs and objectives. The Compensation Committee oversees the Company’s compensation programs, which include components that are designed specifically for the Company’s Chief Executive Officer, the President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer. Mr. Davies serves as the Chairman of the Compensation Committee. The members of the Compensation Committee are considered independent pursuant to Rule 4200 (a)(15) of the Nasdaq listing standards. The Compensation Committee may delegate its authority to subcommittees, as the Compensation Committee deems appropriate, so long as any actions taken by such subcommittees are not otherwise inconsistent with the obligations and responsibilities of the Compensation Committee. The Company’s Board of Directors has

adopted a written charter for the Compensation Committee, a copy of which is attached to this Proxy Statement. The Compensation Committee met four times during the fiscal year ended December 31, 2006. For further discussion on the Compensation Committee see “Compensation Discussion and Analysis.”

Audit Committee

The Audit Committee has the responsibility to review audited financial statements and accounting practices of the Company, to consider and recommend the employment of, and approve the fee arrangements with, independent accountants for both audit functions and for advisory and other consulting services and to oversee the Company’s systems of disclosure controls and procedures, internal controls over financial reporting and compliance with ethical standards adopted by the Company. The members of the Audit Committee were appointed pursuant to Rule 4350 of the Nasdaq listing standards and are each considered independent pursuant to Rule 4200(a)(15) thereof. The Board of Directors has determined that Mr. John R. Patrick, Chairman of the Audit Committee, qualifies as a “financial expert” as defined by the Securities and Exchange Commission. In making the determination, the Board of Directors considered Mr. Patrick’s credentials and financial background and found that he was qualified to serve as the “financial expert.” The Company’s Board of Directors has adopted an amended written charter for the Audit Committee, a copy of which is attached to this Proxy Statement. The Audit Committee met four times during the fiscal year ended December 31, 2006.

Nominating and Corporate Governance Committee

Mr. Bach was named as the Chairman of the Nominating and Corporate Governance Committee in 2005, the year in which the committee was formed. The members of the Nominating and Corporate Governance Committee are each considered independent pursuant to Rule 4200(a)(15) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends such candidates to the Board and stockholders for consideration. In considering candidates for election to the Board, the Nominating and Corporate Governance Committee evaluates the qualifications and performance of the incumbent directors, including consideration of whether the director continues to satisfy the minimum qualifications for director candidates, and reviews the performance of the director during the preceding term. Absent special circumstances, if the incumbent director continues to be qualified and has performed his or her duties satisfactorily during the preceding term and there exist no special reasons, including those relating to the compositional and functional needs of the Board as a whole, why the incumbent should not be nominated, the Nominating and Corporate Governance Committee will propose the incumbent director for re-election. In identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee will solicit recommendations from members of the Board and the management of the Company. The Nominating and Corporate Governance Committee will assemble information concerning the background and qualifications of each candidate and determine if each candidate satisfies the minimum qualifications required of candidates and possesses any of the specific qualities that must be possessed by one or more members of the Board. The Nominating and Corporate Governance Committee will consider the contribution that the candidate can be expected to make to the overall functioning of the Board and the extent to which the membership of the candidate would promote diversity on the Board, with regard to professional background, experience, expertise, age, gender, ethnicity and country of citizenship.

It is the policy of the Nominating and Corporate Governance Committee that all persons nominated to serve as a director of the Company should possess certain minimum qualifications, as threshold criteria to be used in its consideration of the candidate, including the personal integrity and ethical character of the candidate; the absence of any conflicts of interest that would impair the candidate’s ability to exercise independent judgment or discharge the fiduciary duties of a director; the ability to represent fairly and equally stockholders of the Company; demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor; a demonstrated ability to function effectively in an oversight role; a general business understanding of major issues facing public companies of comparable size and operational scope to the Company; and adequate time to devote to the Board and its committees. Only under exceptional and limited circumstances will the Nominating and Corporate Governance Committee approve a candidate who does not satisfy the requirements. The Nominating and Corporate Governance Committee will adhere to the applicable rules and guidelines of the Nasdaq and the Securities and Exchange Commission.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders. Any stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate pursuant to the procedures set forth below under “Stockholder Communication with the Board of Directors.” The Nominating and Corporate Governance Committee will evaluate persons recommended by stockholders in the same manner as other candidates.

In addition, the Nominating and Corporate Governance Committee is responsible for, among other things, evaluating the effectiveness of the Board and its Committees, and for developing, updating as necessary, and recommending to the Board corporate governance principles and policies applicable to the Company.

The Company’s Board of Directors has adopted a written charter for the Nominating and Corporate Committee, a copy of which is attached to this Proxy Statement. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2006.

Directors’ Attendance

The Company does not currently have a formal policy regarding director attendance at the Company’s annual meetings. However, it is expected that, absent compelling circumstances, each director will be in attendance for each board meeting. The Board of Directors met four times during the fiscal year ended December 31, 2006. All of the directors attended all of the Board of Directors’ meetings and all of the meetings of each committee on which each such director serves.

Stockholder Communication with the Board of Directors

Generally, stockholders who have questions or concerns should visit our Investor Relations home page at www.jupitermedia.com/corporate/investors.html. However, any stockholders who wish to address questions or other communications regarding our business directly to the Board of Directors, a committee or any individual director, should direct their questions or other communications in writing to the Chairman of the Board at Jupitermedia Corporation, 23 Old Kings Highway South, Darien, CT 06820. The Chairman will forward all such communications as appropriate.

EXECUTIVE OFFICERS

In addition to Alan M. Meckler, the Chairman of the Board and Chief Executive Officer, and Christopher S. Cardell, President and Chief Operating Officer, the following person was an executive officer of the Company through the effective date of his resignation on December 31, 2006.

Name	Age	Position with Company
Christopher J. Baudouin	40	Christopher J. Baudouin was Chief Financial Officer of the Company since its inception through the date of his resignation on December 31, 2006. Mr. Baudouin served as Chief Financial Officer of Mecklermedia since June 1998. He joined Mecklermedia as Controller in June 1997. Prior to that time, Mr. Baudouin was a Manager with Arthur Andersen LLP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and advising the Board on the Company’s compensation philosophy, programs and objectives. The Compensation Committee oversees the Company’s compensation programs, which include components that are designed specifically for the Company’s executive officers, which includes the Chief Executive Officer (“CEO”) and the other executive officers named in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”).

Consistent with the listing requirements of Nasdaq, the Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year, the Company reviews any and all relationships that each Director may have with the Company, and the Board of Directors subsequently reviews those findings. With the exception of an agreement with Evercore Group L.L.C. mentioned under the “Certain Relationships and Related Transactions” section below, the Board of Directors has determined that none of the Compensation Committee members have any material business relationships with the Company.

The responsibilities of the Compensation Committee include the following:

•	establishing and implementing a compensation philosophy;

•	reviewing and annually establishing annual and long-term performance goals and objectives for the Company’s NEOs;

•	evaluating annually the performance of the Company’s NEOs in light of approved performance goals and objectives;

•

reviewing and approving annually the compensation of the NEOs based on their performance evaluations, including annual salary and any other matter relating to the compensation of the NEOs which the Compensation Committee considers appropriate;

•

reviewing at least annually all equity-based compensation plans and arrangements, including the number of shares remaining available for issuance under those plans, and making recommendations to the Board of Directors regarding the need to amend existing plans or to adopt new plans for the purposes of implementing the Compensation Committee’s goals regarding long-term and equity-based compensation;

•

reviewing at least annually all components of compensation paid to or available to the NEOs which may include salary, bonuses (both performance-based and otherwise), long-term incentive compensation, perquisites, and other personal benefits to determine the appropriateness of each component in light of the Company’s compensation philosophy;

•	reviewing and approving all employment, severance, change of control or other compensation agreements or arrangements to be entered into or otherwise established between the Company and the NEOs; and

•	producing an annual Compensation Committee report for inclusion in the Company’s proxy statement or Annual Report on Form 10-K in accordance with the rules and regulations of the SEC.

Comparative Compensation Data

The Compensation Committee has historically utilized media and images industry specific surveys to assist the committee in determining competitive compensation for the Company’s NEOs. These industry based compensation surveys include data on salaries, bonuses, and long-term equity incentives of companies of varying size and market capitalization within the media and images industries. The Compensation Committee generally makes compensation decisions with the goal of setting overall compensation for the Company’s NEOs at the median compensation provided to similarly situated executives within the industry. The Compensation Committee believes a median value is appropriate due to the Company’s size compared to the companies surveyed and the belief that median level compensation provides the Company with the ability to attract and retain quality talent within the industry.

Each year, industry compensation survey data compiled by third parties and/or the Company is provided to the Compensation Committee. The Compensation Committee periodically meets with the CEO to discuss the information supplied and to discuss proposed compensation changes for the NEOs along with its initial conclusions as to compensation for the subsequent year, including specific compensation decisions regarding each NEO.

Overview of Compensation Philosophy and Program

In order to recruit and retain the most qualified and competent individuals as NEOs, we strive to maintain a compensation program that is competitive in the current labor market. The purpose of our compensation program is to attract and retain quality employees and to reward performance. The following compensation objectives are considered in setting the compensation programs for our NEOs:

•	design competitive total compensation and reward programs to enhance our ability to attract and also to retain knowledgeable and experienced NEOs;

•	set compensation and incentive levels that reflect competitive market practices;

•	make sure that our salaries are competitive and that our equity incentives are geared both towards the current and long-term performance of the Company; and

•	ensure that a significant portion of the total compensation package is determined by increases in stockholder value, thus assuring an alignment of NEOs and stockholder interests.

Compensation Elements

We believe strongly that the NEOs should be compensated with a total package that includes, at least, salary and stock options. The components of our compensation program are similar to the elements used by comparable companies. The Compensation Committee believes that the mix of cash and equity based compensation is well balanced and provides us with an effective means to attract, retain and reward our NEOs. The individual compensation elements when aggregated create a total compensation package for each executive that the Compensation Committee believes achieves its compensation objectives. The Compensation Committee seeks to structure a balance between achieving strong short-term annual results and ensuring long-term viability and success. Currently, the long-term incentives are in the form of stock option awards. To align the interests of the NEOs with those of our stockholders, much of the value of the stock option awards is tied to share price appreciation. The Compensation Committee believes that a significant component of potential compensation in any one year should be stock option awards (the value of which is largely contingent on future stock performance).

The primary components of the NEO compensation are:

Salary

The Compensation Committee reviews survey data to ensure that the salary program is competitive. We believe that a competitive salary program is an important factor in our ability to initially attract and retain the NEOs. Base salaries for the NEOs are determined each year by the Compensation Committee based on its annual review. When determining the appropriate base salary level for each NEO, the Compensation Committee considers a variety of factors such as the executive’s experience, job responsibilities, performance and the base salaries paid for similar positions requiring similar qualifications within the industry.

Stock Incentive Plan

The Company’s 1999 Stock Incentive Plan is intended to provide executives with long-term rewards that appreciate in value with the favorable future performance of the Company. Stock options are generally granted when an executive joins the Company and from time to time for promotions and performance. Each stock option has a ten-year term from date of grant except for stock options granted to the CEO, which have a five-year term. Stock option grants vest equally on each of the first three anniversaries of their respective grant dates. The Compensation Committee believes that the stock option awards and the period over which they vest provide a method of retention and motivation for the executives of the Company and also aligns the executives’ objectives with long-term stock price appreciation.

Perquisites and Other Personal Benefits

The Company provides certain NEOs with perquisites and other personal benefits that the Company believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Company periodically reviews the levels of other personal benefits provided to NEOs.

Certain NEOs are provided use of Company automobiles and receive reimbursement for expenses related to those automobiles. During 2005, the Board of Directors granted lifetime post-employment medical benefits and prescription drug coverage to the CEO and his spouse. The Compensation Committee felt this benefit was appropriate given his exemplary service to the Company. The specific perquisites provided to each NEO during fiscal year 2006 are shown in the footnotes to the Summary Compensation Table on page 14 of this proxy.

401(k) Plan

The 401(k) Plan (the “Plan”) is a tax-qualified defined contribution plan in which all U.S.-based personnel, including the NEOs, are eligible to participate and defer compensation on a pre-tax basis for use upon retirement. Under the Plan, the Company makes discretionary matching contributions equal to an amount that is the lesser of 50% of the employee contribution or 2.5% of eligible wages. The NEOs are eligible to participate in the Plan and receive matching 401(k) contributions thereunder to the same extent as all other U.S.-based personnel of the Company.

Severance Agreements

The Company is a party to an employment agreement with Christopher S. Cardell that provides twelve months of severance to be paid upon termination for any reason. The Compensation Committee determined that severance payment arrangements are not uncommon for executives at peer companies and are generally expected by those holding such positions. The Compensation Committee has determined that provision of severance benefits to the NEOs is an effective way to retain the services of its NEOs by assuring them financial and employment status protections in the event control of the Company changes or the Company decides to explore new opportunities. The Company was party to an employment agreement with Christopher J. Baudouin that provided six months of severance to be paid upon termination in connection with a change in control of the Company. Because of Mr. Baudouin’s resignation effective on December 31, 2006, he will not be entitled to any severance payment under his employment agreement.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of the NEOs. Certain performance-based compensation is not subject to this deduction limit. Options granted under the Company’s 1999 Stock Incentive Plan qualify as performance-based compensation exempt from the deduction limitation of Section 162(m). While tax deductions are an important consideration in determining compensation levels, because the other annual compensation paid to each of the NEOs does not exceed the $1,000,000 limit, the Company has not adopted a formal policy requiring that all compensation must be deductible.

Summary Compensation Table

The following table sets forth cash and certain other compensation paid to, or accrued by the Company for, the Chief Executive Officer of the Company in all capacities in which he served. The table also sets forth cash and certain other compensation paid to, or accrued by the Company for, the President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer of the Company. Alan M. Meckler, Christopher S. Cardell and Christopher J. Baudouin were the only executive officers of the Company during fiscal year 2006.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Alan M. Meckler Chairman and Chief Executive Officer	2006	315,000	1,182,737	79,412	(2)	1,577,149

Christopher S. Cardell President and Chief Operating Officer	2006	315,000	807,415	14,561	(3)	1,136,977

Christopher J. Baudouin(4) Executive Vice President and Chief Financial Officer	2006	263,991	83,436	4,893	(3)	352,321

(1)

Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment”. A discussion of the relevant assumptions used in the valuation is contained in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in Part II, Item 8 of the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2007.
(2)

Represents the amount accrued by the Company during 2006 for post-employment medical benefits and prescription drug coverage, the value attributable to the use of a Company-provided automobile and reimbursement of expenses related to the automobile during 2006.

(3)

The amount includes the Company’s 401(k) matching contributions accrued and for Christopher S. Cardell, the value attributable to the use of a Company-provided automobile and reimbursement of expenses related to the automobile during 2006.

(4)	Christopher J. Baudouin was an executive officer of the Company through the effective date of his resignation on December 31, 2006.

Grants of Plan-Based Awards Table

The following table sets forth stock options granted during the fiscal year ended December 31, 2006 to the Company’s Named Executive Officers.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
Alan M. Meckler	6/7/06	320,000	16.01	1,804,320
Christopher S. Cardell	6/7/06	150,000	16.01	1,154,475
Christopher J. Baudouin	6/7/06	90,000	16.01	692,685

(1)

All of these options were granted on June 7, 2006. The options will generally become exercisable in respect of 33  1/3% of the shares covered thereby on each of the first three anniversaries of their grant date or, if earlier, upon a change in control of the Company. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of the Company for any reason except that (a) if the optionee undergoes a normal termination, as defined by the Jupitermedia Corporation 1999 Stock Incentive Plan, the option will expire on the earlier of the last day of the original option period or three months after the date of termination and (b) in the event of death of the optionee, each stock option shall expire on the last day of the option period or the date that is twelve months after the date of the optionee’s death.

Narrative Disclosure Relating to Summary Compensation Table

and Grants of Plan-Based Awards Table

Employment Agreements

The Company is a party to an employment agreement with Mr. Cardell dated November 24, 1998. The employment agreement does not have a specified term and may be terminated by the Company or Mr. Cardell at any time or for any reason, subject to certain payment obligations upon a termination of employment by the Company. Under the employment agreement, Mr. Cardell is entitled to an enumerated base salary, which must be increased annually by not less than 4%, and an annual grant of options to purchase 5,000 shares of our common stock.

If Mr. Cardell’s employment is terminated for any reason by the Company, in addition to any accrued but unpaid salary and benefits through the date of termination, Mr. Cardell will be entitled to continue to receive his base salary and benefits for a period of 12 months following the date of such termination, subject to Mr. Cardell’s compliance with certain non-disparagement and non-disclosure requirements.

Stock Incentive Plan

The Company maintains its 1999 Stock Incentive Plan (as amended and restated as of June 7, 2006), pursuant to which 12,000,000 shares of the Company’s common stock were reserved for issuance under the plan, subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar corporate transaction or event. For purposes of determining the remaining shares of common stock available for grant under the plan, to the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the participant of the full number of shares of common stock to which the award related, the undelivered shares of common stock will again be available for grant. In order to qualify certain awards under the plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, no employee shall be eligible to be granted options or stock appreciation rights covering more than 500,000 shares of our common stock during any calendar year.

The plan permits the Compensation Committee to grant awards to participants, including nonqualified stock options, restricted stock, and other awards that are valued by reference to, or otherwise based on, the fair market value of our common stock. The Compensation Committee establishes vesting and performance requirements that must be met at the time of the grant of an award, as well as other terms and conditions relating to such award. Options granted under the plan will expire no later than the 10th anniversary of the applicable date of grant of the options.

Generally, the Compensation Committee may, in its sole discretion, provide for the termination of an award and the payment of a cash amount in exchange for the cancellation of an award upon the consummation of a merger, a sale of all or substantially all of our assets or a reorganization or liquidation of the Company. All unvested awards will immediately vest upon a change in control of the Company.

The Board of Directors has the ability to amend, subject to stockholder approval for certain types of amendments, or terminate the plan at any time, provided that no amendment or termination will be made that impairs the rights of the holder of any award outstanding on the date of such amendment or termination.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006 for each Named Executive Officer.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date (1)
Alan M. Meckler	166,667 266,666 200,000 —	— 133,334 — 320,000	(2)	$ $ $ $	3.55 12.70 18.03 16.01	6/9/2008 6/14/2009 6/9/2010 6/7/2011

Christopher S. Cardell	50,000 25,000 75,000 110,000 22,917 50,000 320,833 186,666 150,000 —	— — — — — — — 93,334 — 150,000	(2)	$ $ $ $ $ $ $ $ $ $	14.00 13.41 13.50 6.41 0.97 2.28 3.23 12.70 18.03 16.01	6/25/2009 9/7/2009 4/17/2010 12/7/2010 9/24/2011 5/15/2012 6/9/2013 6/14/2014 6/9/2015 6/7/2016

Christopher J. Baudouin	5,000 15,000 25,000 27,500 48,000 50,251 60,000	— — — — — — —		$ $ $ $ $ $ $	13.41 14.00 13.50 6.41 12.70 3.52 18.03	3/31/2007 3/31/2007 3/31/2007 3/31/2007 3/31/2007 3/31/2007 3/31/2007

(1)

Each stock option has a ten-year term from date of grant except for stock options granted to Alan M. Meckler, which have a five-year term. Stock option grants vest equally on each of the first three anniversaries of their respective grant dates but vesting will accelerate upon a change in control of the Company.

(2)	Remaining unexercised options will vest on the third anniversary of their grant date, which will be June 14, 2007 or earlier upon a change in control of the Company.

Aggregated Option Exercises in Last Fiscal Year

The following table sets forth information for the Company’s Named Executive Officers during the last fiscal year with respect to the exercise of options to purchase the Company’s Common Stock.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Alan M. Meckler	166,667	1,527,034

Christopher S. Cardell	—	—

Christopher J. Baudouin	—	—

(1)

Represents the difference between the aggregate strike price of the option and the fair market value of the Company’s Common Stock purchased upon exercise, using a broker-executed trade in the open market.

Potential Payments Upon Termination or Change in Control

Pursuant to the employment agreement with Mr. Cardell, upon a termination of employment by the Company, Mr. Cardell is entitled to continue to receive his base salary and benefits for a period of 12 months following the date of such termination. Additionally, the Company has agreed to provide Mr. Meckler and his spouse with post-employment medical and prescription drug coverage for the remainder of their lives. The table below reflects the amount of compensation and benefits payable to Mr. Meckler and Mr. Cardell in the event of that their employment is terminated. The amounts shown assume that the applicable triggering event occurred on December 31, 2006, and, therefore, are estimates of the amounts that would be paid to Mr. Meckler and Mr. Cardell upon the occurrence of such triggering event.

Name	Type of Payment	Termination of Employment for Any Reason ($)	Change in Control ($)(2)
Alan M. Meckler	Cash Severance	—	—
	Continued Benefits (1)	836,626	—
	Equity Acceleration	0	0

	Total	836,626	0

Christopher S. Cardell	Cash Severance	315,000	—
	Continued Benefits (3)	20,196	—
	Equity Acceleration	0	0

	Total	335,196	0

(1)

The calculation of continued benefits for Mr. Meckler assumes (i) a 12% annual increase in the cost of supplemental medical coverage, (ii) a 20% annual increase in the cost of prescription coverage, and (iii) that such coverage continues for Mr. Meckler and his spouse through 2025, at which time Mr. Meckler would be 80 years of age.

(2)	The closing price of our common stock on the last business day of 2006 (December 29, 2006), was $5.94 per share. As a result, all unvested options were out-of-the-money as of December 31, 2006.
(3)

The calculation of continued benefits for Mr. Cardell assumes a monthly cost of coverage to equal $1,683, which represents the monthly premiums to obtain coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act.

DIRECTOR COMPENSATION

Directors of the Company who are also employees or officers of the Company do not receive any compensation specifically related to their activities as directors, other than reimbursement for expenses incurred in connection with their attendance at Board meetings.

Effective June 9, 2005, non-employee directors of the Company are granted, on an annual basis, stock options to purchase 16,000 shares of Common Stock, which vest over a period of three years. In addition, 1,000 stock options are granted to each outside director for attendance at each board meeting held beyond the four scheduled meetings. Non-employee directors also receive an annual stipend of $10,000. The directors are also reimbursed for their expenses incurred in connection with their attendance at Board meetings. In addition, each non-employee director receives, upon becoming a director, options for 5,000 shares of Common Stock, which vest over a period of three years.

The Chairman of the Audit Committee is granted, on an annual basis, stock options to purchase 10,000 shares of Common Stock, which vest over a period of three years. The Chairman of the Audit Committee also receives an annual stipend of $5,000. In addition, the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee each are granted, on an annual basis, stock options to purchase 5,000 shares of Common Stock, which vest over a period of three years. The Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee each receive an annual stipend of $2,500.

During 2006, John R. Patrick, Michael J. Davies, William A. Shutzer and Gilbert F. Bach were granted options for 26,000, 21,000, 16,000, and 21,000 shares of Common Stock, respectively, which vest over a three-year period.

Director Compensation Table

The following table sets forth information with respect to total compensation paid by the Company during the fiscal year 2006 to each of the member of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Gilbert F. Bach	42,000	95,493	—	137,493
Michael J. Davies	43,000	94,574	—	137,574
John R. Patrick	58,500	134,030	—	192,530
William A. Shutzer	10,000	88,208	—	98,208

(1)

Additional fees earned by Gilbert F. Bach, Michael J. Davies and John R. Patrick in the amount of $29,500, $30,500 and $43,500, respectively, during 2006 related to work performed as members of a special committee of the Board of Directors. The special committee was formed in conjunction with the proposed acquisition of the Company by Getty Images, Inc.

(2)

Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment”. The grant date fair value of stock options granted to Mr. Patrick, Mr. Davies, Mr. Shutzer and Mr. Bach during the fiscal year ended December 31, 2006 was $209,170, $168,945, $128,720 and $168,945, respectively. A discussion of the relevant assumptions used in the valuation is contained in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in Part II, Item 8 of the Company’s Annual Report on Form 10-K filed on March 27, 2007.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table gives information as of December 31, 2006 about the common stock that may be issued under the Company’s 1999 Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	4,751,974	$10.96	2,646,459
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	4,751,974	$10.96	2,646,459

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2006 with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael J. Davies, Compensation Committee Chairman

Gilbert F. Bach

William A. Shutzer

John R. Patrick

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following individuals served on the Compensation Committee during the fiscal year of 2006: Michael J. Davies, Compensation Committee Chairman, Gilbert F. Bach, William A. Shutzer and John R. Patrick. The Compensation Committee makes all compensation decisions with respect to the Company’s NEOs. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

PERFORMANCE GRAPH

The following graph compares the cumulative total return of an investment in the Company’s Common Stock with an investment in the Nasdaq Total U.S. Index (the “Nasdaq Index”) and the Nasdaq Computer & Data Processing Service Index (the “Peer Group Index”). The graph covers the period beginning June 25, 1999, the date of the Company’s initial public offering, through December 31, 2006, and depicts the results of investing $100 in each of the Company’s Common Stock, the Nasdaq Index and the Peer Group Index at closing prices on December 31, 2006, assuming that all dividends were reinvested.

The stock price performance depicted in the performance graph is not necessarily indicative of future price performance. The performance graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 2. APPROVAL OF AUDITORS

Deloitte & Touche LLP, independent registered public accounting firm, audited the financial statements of the Company for the fiscal years ended December 31, 2005 and 2006. Such services consisted of the firm’s audit of and report on the Company’s annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.

During 2005 and 2006, the Company retained its principal auditor, Deloitte & Touche LLP, to provide services, all of which were approved by the Audit Committee, in the following categories and amounts:

	2005	2006
Audit fees	$1,201,150	$1,202,595
Audit-related fees	$725,825	$790,870
Tax fees	$436,143	$343,144
All other fees	$12,750	$—

Audit Fees

Audit fees paid or incurred to Deloitte & Touche LLP were for services provided in conjunction with the audit of the annual consolidated financial statements included in the Company’s 2005 and 2006 Annual Reports on Form 10-K, for services related to the audit of internal controls over financial reporting under the Sarbanes-Oxley Act of 2002, for the reviews of the consolidated financial statements included in the Company’s Forms 10-Q for the quarters included in the years ended December 31, 2005 and 2006 and for other services related to Securities and Exchange Commission matters.

Audit-related Fees

Audit-related fees paid or incurred to Deloitte & Touche LLP were for services provided in conjunction with financial accounting and reporting consultations and for due diligence associated with acquisitions for the years ended December 31, 2005 and 2006.

Tax Fees

Tax fees paid or incurred to Deloitte & Touche LLP were for services associated with tax compliance and tax consultation for the years ended December 31, 2005 and 2006.

All Other Fees

All other fees paid to Deloitte & Touche LLP during 2005 were related to an analysis performed on executive compensation.

The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor are compatible with maintaining auditor independence.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Based upon the recommendation of the Audit Committee, and subject to approval by the stockholders, the Board of Directors has appointed Deloitte & Touche LLP, independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 31, 2007. In making its recommendation, the Audit Committee reviewed past audit results and other non-audit services performed during 2006 and proposed to be performed during 2007. In selecting Deloitte & Touche LLP, the Audit Committee and the Board of Directors

carefully considered their independence. The Audit Committee has determined that the performance of such non-audit services did not impair the independence of Deloitte & Touche LLP. Furthermore, Deloitte & Touche LLP has confirmed to the Company that they are in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. It is the Audit Committee’s policy to pre-approve all audit and non-audit services performed by Deloitte & Touche LLP. The Audit Committee pre-approved all services provided by Deloitte & Touche LLP in 2006.

Approval by the stockholders of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 will require the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to be cast.

The Board of Directors recommends a vote FOR the approval of the appointment of Deloitte & Touche LLP, independent registered public accounting firm, to act as independent auditors for the Company for the fiscal year ending December 31, 2007.

OTHER ACTIONS AT THE ANNUAL MEETING

The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matters are brought before the Annual Meeting, the proxy holders will vote proxies granted by stockholders in accordance with their best judgment.

2008 STOCKHOLDERS’ PROPOSALS

To be considered for inclusion in the Company’s proxy statement relating to the Annual Meeting of Stockholders to be held in 2008, the Secretary of the Company must receive stockholder proposals no later than 120 days prior to May 5, 2008. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than 45 days prior to May 5, 2008. All stockholder proposals should be sent to the attention of Corporate Secretary, Jupitermedia Corporation, 23 Old Kings Highway South, Darien, Connecticut 06820.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission (“SEC”). Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure by such persons to file these reports in a timely manner during the 2006 fiscal year. Copies of the reports are required by SEC regulation to be furnished to the Company. Based solely on its review of such reports furnished to it, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, among its other duties and responsibilities, reviews, monitors and approves all related party transactions. The Audit Committee is responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate. No director shall participate in any discussion or approval of a transaction for which he is a related party, except that this director shall provide all material information concerning the transaction to the Audit Committee. Except as described below, during 2006, there were no related transactions between the Company and its executive officers and directors.

I-Venture Management LLC, a wholly-owned subsidiary of the Company, served as the managing member of internet.com Venture Fund I LLC, internet.com Venture Fund II LLC and internet.com Venture Partners III LLC prior to their dissolutions. Certain directors and officers of the Company serve as directors and officers of I-Venture Management LLC.

During 2005, the Board of Directors granted lifetime post-employment medical benefits to the Chairman and Chief Executive Officer and his spouse. The cost accrued for these benefits was $35,000 and $69,000 for the years ended December 31, 2005 and 2006, respectively.

The Company previously entered into an agreement (“Agreement”) with Evercore Group L.L.C. (“Evercore”) regarding the retention of Evercore by the Company as a financial advisor in connection with a merger, acquisition or sale of all of the equity interests, stock or assets of the Company to certain potential acquirors (a “Transaction”). Mr. Shutzer, a member of the Board of the Directors, is a Senior Managing Director of Evercore. The Company terminated the Agreement effective as of March 5, 2007. Pursuant to the terms of the Agreement, if the Company enters into a definitive agreement with respect to a Transaction within 12 months of March 5, 2007, Evercore will receive a fee of $100,000 upon execution of a definitive agreement and a transaction fee that is equal to 0.89% of the purchase price (which includes cash and non-cash consideration) upon consummation of a Transaction. To date nothing has been paid under this Agreement and nothing is owed.

DELIVERY OF MATERIALS

The rules of the SEC allow for householding, which is the delivery of a single copy of an annual report and proxy statement to any address shared by two or more stockholders. This combined mailing must be addressed to the security holders as a group. Duplicate mailings can be eliminated by allowing stockholders to consent to such elimination, or through implied consent if: (1) it is believed that the stockholders are members of the same family, (2) the stockholders are notified that householding is to be used and (3) the stockholders do not request continuation of duplicate mailings. If you own shares of common stock in your own name as a holder of record, householding will not apply to your shares. If your shares of common stock are held in street name, depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your address. If you wish to revoke your consent to householding, and instead want mailings made to each individual at the shared address, you must contact your broker, bank or other nominee.

If you wish to request extra copies free of charge of our annual report or proxy statement, please either send your request in writing to Jupitermedia Corporation, 23 Old Kings Highway South, Darien, CT 06820, Attention: Investor Relations; make your request by calling 203-662-2800; or find our materials available by visiting our website at www.jupitermedia.com.

REPORT OF AUDIT COMMITTEE

To the Board of Directors Jupitermedia Corporation:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006 as well as management’s report on internal control over financial reporting.

We have discussed with the independent auditors the matters required by the Auditing Standards Board of the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended and by the Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

John R. Patrick, Audit Committee Chairman

Michael J. Davies

Gilbert F. Bach

William A. Shutzer

ADDITIONAL INFORMATION

The Company will pay all of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying materials. In addition to the solicitation of proxies by mail, the Company will request brokers and securities dealers to obtain proxies from and send proxy materials to their principals. The Company will reimburse expenses incurred in connection therewith. The Company has retained American Stock Transfer & Trust Company at an estimated cost of $4,000 to assist in its solicitation of proxies. Proxies may be solicited personally, by telephone or telegraph, by the directors and officers of the Company without additional compensation.

FORM 10-K REPORT

Interested stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for fiscal year 2006 filed with the Securities and Exchange Commission, including all financial statements, schedules and exhibits, without charge by writing to:

Investor Relations

c/o Jupitermedia Corporation

23 Old Kings Highway South

Darien, CT 06820

Or by a telephone call to: 203-662-2800

Appendix A

Jupitermedia Corporation

Audit Committee Charter

December 13, 2006

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors of Jupitermedia Corporation (the “Corporation”) in fulfilling its oversight responsibilities by:

•	Overseeing the integrity of the Corporation’s financial statements;

•	Overseeing the independent auditor’s qualifications and independence;

•

Preparing the Audit Committee report that the United States Securities and Exchange Commission (the “SEC”) rules require be included in the Corporation’s annual proxy statement or annual report on Form 10-K;

•	Overseeing the performance of the Corporation’s independent auditor and internal audit function;

•

Overseeing the appointment, compensation, retention and oversight of the work of any registered accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; and

•	Overseeing the Corporation’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Corporation.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee should also provide for an open avenue of communication among the independent auditor, financial and senior management, the internal auditing function, and the Board of Directors.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Corporation will provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor, to any advisors that the Audit Committee chooses to engage, and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors from time to time. The members of the Audit Committee shall be persons other than officers or employees of the Corporation or its subsidiaries or any other individuals having relationships that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as members of the Audit Committee. All members of the Audit Committee must be independent, including being free of disallowed compensation agreements, under all other applicable rules and regulations.

Each member of the Audit Committee must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years and shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. All members of the Audit Committee shall be financially literate as required by Nasdaq. Additionally, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors will determine whether at least one member of the Audit Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC. The existence of such member(s), including their names and whether or not they are independent, will be disclosed in periodic filings as required by the SEC. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors to serve until their successors are duly elected and qualified. The Chairman of the Audit Committee will be named by the Board of Directors, and will receive an annual grant of 10,000 stock options and an annual stipend of $5,000 for services performed in such role.

III. MEETINGS

The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. A quorum of the Audit Committee shall be declared when a majority of the appointed members of the Audit Committee are in attendance. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management, the director of the internal auditing function (if applicable), and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

The Audit Committee shall maintain and submit to the Board of Directors copies of minutes of each meeting of the Audit Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Audit Committee since the preceding meeting of the Board of Directors. A copy of the minutes of each meeting shall be placed in the Corporation’s minute book.

IV. RESPONSIBILITIES AND DUTIES

The Audit Committee’s policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Corporation’s accounting and reporting practices are consistent with applicable legal requirements and are of the highest quality. To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments.

2. Review and discuss with management and the independent auditor the Corporation’s annual financial statements, quarterly financial statements (prior to the Corporation’s Form 10-Q filings or release of earnings), and all internal controls reports (or summaries thereof), and review other relevant reports or financial information submitted by the Corporation to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 and any relevant reports rendered by the independent auditor (or summaries thereof). The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of the review of Form 10-Q prior to its filing or prior to the release of earnings.

3. Recommend to the Board of Directors that the audited financial statements should be included in the annual report on Form 10-K.

4. If applicable, review the regular internal reports to management (or summaries thereof) prepared by the internal auditing department, as well as management’s response.

5. Ensure audit partner rotation if the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has performed audit services for the Corporation in each of the Corporation’s five previous fiscal years.

Independent Auditor

6. Appoint (and recommend that the Board of Directors submit for stockholder ratification, if applicable), compensate, retain, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor will report directly to the Audit Committee and the Audit Committee will oversee the resolution of disagreements between management and the independent auditor if they arise.

7. Consider whether the independent auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence.

8. Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 84 and SAS No. 90.

9. Review the independent auditor’s attestation and report on management’s internal control report, from the time that such reports are prepared and hold timely discussions with the independent auditor regarding the following:

•	All critical accounting policies and practices;

•

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	Other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.

10. At least annually, obtain and review a report by the independent auditor describing:

•	The firm’s internal quality-control procedures;

•

Any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation conducted by governmental or professional authorities during the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues;

•	All relationships between the independent auditor and the Corporation, addressing the matters set forth in Independence Standards Board Standard No. 1.

The Audit Committee shall take or recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditor. The Corporation’s independent auditor is ultimately responsible to the Board of Directors and the Audit Committee, as representatives of the Corporation’s stockholders.

11. Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the full Board of Directors take, appropriate actions to oversee the independence of the outside auditor.

12. Review and pre-approve (which may be pursuant to pre-approval policies and procedures) both audit and nonaudit services to be provided by the independent auditor. The authority to grant pre-approvals may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting. Approval of nonaudit services will be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

13. Review with the Corporation’s independent auditors any problems or difficulties the auditor may have encountered and any management letter provided (or intended to be provided) by the auditor and the Corporation’s response, including:

•	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information;

•	Any changes required in the planned scope of the external audit;

•	Any disagreements with management;

•	Any material written communications between the independent auditors and the Corporation’s management, such as any management letter or schedule of unadjusted differences; and

•

Any accounting adjustments that were proposed by the Corporation’s independent auditors but were “passed” (as immaterial or otherwise), any material communications between the audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

Financial Reporting Processes, Accounting Policies and Internal Control Structure

14. In consultation with the independent auditor and the internal auditor, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls and procedures and internal control over financial reporting).

15. Receive and review any disclosure from the Corporation’s Chief Executive Officer and Chief Financial Officer made in connection with the certification of the Corporation’s quarterly and annual reports filed with the SEC of (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

16. Consider the independent auditor’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

17. Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices as suggested by the independent auditors or management.

18. Establish a regular system whereby management reports to the Audit Committee any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

19. Establish a regular system whereby the independent auditors report to the Audit Committee any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

20. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

21. Review with the independent auditor, internal audit director and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

22. Review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K.

23. Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and establish procedures for the confidential, anonymous submission by the Corporation’s employees regarding questionable accounting or auditing matters.

Internal Audit (if applicable)

24. Review and advise on the selection and removal of the internal audit director.

25. Review activities, organizational structure, and qualifications of the internal audit function.

26. Annually, review and recommend changes (if any) to the internal audit charter.

27. Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

Ethical and Legal Compliance

28. Prepare the report that the SEC requires to be included in the Corporation’s annual proxy statement.

29. Establish, review and update periodically a code of business conduct and ethics and determine whether management has established a system to enforce this code. Determine whether the code is in compliance with all applicable rules and regulations.

30. Review management’s monitoring of the company’s compliance with its code of business conduct and ethics, and determine whether management has the proper review system in place such that the company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

31. Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

32. Perform any other activities consistent with this Charter, the Corporation’s by-laws and governing law (including, without limitation, applicable SEC regulations), as the Audit Committee or the Board of Directors deems necessary or appropriate.

The Audit Committee will have such additional authority and responsibilities as may be granted to or imposed on audit committees from time to time by applicable law, SEC rules and Nasdaq or other listing standards, and shall discharge all of its authority and responsibilities in accordance with all applicable law, SEC rules and Nasdaq or other listing standards. The Audit Committee may conduct or authorize the conduct of such investigations within the scope of its authority and responsibilities as it considers appropriate, and may retain, at the Corporation’s expense, such legal, accounting or other advisers as the Audit Committee considers necessary or advisable for the full and faithful execution thereof.

In discharging its responsibilities, the Audit Committee is not responsible for the planning or conduct of audits or for any determination that the Corporation’s financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. These matters are the responsibility of management and the independent auditor.

Appendix B

Jupitermedia Corporation

Nominating and Corporate Governance Committee Charter

June 9, 2005

The Charter of the Nominating and Corporate Governance Committee is established as follows.

I. PURPOSE

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Jupitermedia Corporation (the “Company”) is to assist the Board in (i) identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board), (ii) selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (iii) overseeing the evaluation of the Board and management, (iv) developing and reviewing the corporate governance guidelines and the corporate code of business conduct and ethics and (v) generally advising the Board on corporate governance and related matters.

II. MEMBERSHIP

The Committee shall be appointed by the Board and shall consist of three (3) or more directors, as determined by the Board from time to time, each of whom shall be an independent director of the Company and shall meet the applicable independence requirements of Nasdaq and shall be selected and retained in compliance with all applicable rules, regulations and statutes. The members of the Committee must demonstrate an understanding of corporate governance matters and the laws, rules and regulations applicable thereto. Each Committee member shall serve until a successor to such member is duly elected and qualified or until such member’s resignation or removal from the Board or the Committee. The Chairman of the Committee shall be designated by the Board.

III. MEETINGS

The Committee shall hold such regular meetings as may be necessary or advisable to carry out its responsibilities, but no less frequently than annually, and hold such special meetings as may be called by the Committee’s Chairman or the Chairman of the Board. The Chairman of the Committee, in consultation with the other Committee members, will determine the frequency and length of the meetings. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

The Chairman of the Committee should consult with Company management in the process of establishing agendas for Committee meetings.

The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee at such meeting of the Committee. A copy of the minutes of each meeting shall be placed in the Company’s minute book. The Committee will report its actions and recommendations to the Board after each Committee meeting.

IV. DUTIES AND RESPONSIBILITIES

In furtherance of the Committee’s purpose and to fulfill its responsibilities and duties, and in addition to any other responsibilities which may be properly assigned by the Board, the Committee shall:

(a) With respect to the selection of directors, establish criteria and procedures for identifying candidates for the Board; periodically review potential candidates, including those submitted in accordance

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with the By-Laws or proxy materials of the Company, and recommend to the Board nominees for election as directors of the Company; and have the sole authority to hire and terminate the services of any search firm used in the identification of director candidates and approve such search firm’s fees and other terms and conditions of such engagement. The Committee will identify and recommend to the Board director nominees with the highest degree of personal and professional integrity. Director nominees will have demonstrated exceptional ability and judgment, and will be chosen with the primary goal of ensuring that the entire Board collectively serves the interests of the stockholders. Due consideration will be given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Committee will also assess the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members may take into account such factors as they determine appropriate, including any recommendations made by the Chief Executive Officer and stockholders of the Company.

(b) With respect to the functioning of the Board and the committees of the Board, in its discretion:

•	Review and make recommendations to the Board concerning the types, duties, functions, size, operation and membership of committees of the Board;

•	Conduct reviews and evaluations from time to time of the functioning of the Committee in such manner as it deems appropriate; and

•	In consultation with the full Board, conduct reviews and evaluations from time to time of the functioning of the Board in such manner as the Committee deems appropriate.

(c) In its discretion, from time to time (i) develop and recommend to the Board any changes to the Company’s existing corporate governance guidelines and (ii) make other recommendations to the Board regarding other governance matters and practices and the corporate code of business conduct and ethics.

(d) In its discretion, develop, implement, review and monitor an orientation program for new directors as well as a continuing education program for the existing directors.

(e) In its discretion, monitor developments, trends and best practices in corporate governance, and take such actions in accordance therewith as it deems appropriate.

(f) Oversee, as it deems appropriate, an evaluation process of each of the Company’s committees as well as periodic self-performance evaluations, and present its findings to the Board.

(g) Perform any other activities consistent with this Charter, the Company’s By-Laws, governing law and the rules and regulations of Nasdaq and the Securities and Exchange Commission (the “SEC”) as the Committee, the Board, the Chairman of the Board and/or the Chief Executive Officer of the Company deems necessary or appropriate.

(h) In its discretion, review and reassess, from time to time, this Charter, the Company’s Articles of Incorporation, the Company’s By-Laws and the charters of all the other committees of the Board and recommend to the Board for its consideration any improvements or amendments thereto that the Committee deems necessary or appropriate, including any improvements or amendments necessary to satisfy any applicable requirements of Nasdaq, the SEC or any other legal or regulatory requirements.

V. CHARTER AMENDMENT

Any member of the Committee may submit to the Board proposed amendments to this Charter. The Board shall circulate any proposed Charter amendment(s) to members of the Committee promptly upon receipt. By a majority vote, the Board may approve the amendments to this Charter.

VI. LIMITATIONS OF AUTHORITY

If the Company is legally required by contract or otherwise to provide any third party with the ability to nominate a director to the Board (e.g., preferred stock rights to elect directors upon a dividend default, stockholder agreements and management agreements), the selection and nomination of such director shall not be subject to the requirements set forth herein.

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Appendix C

Jupitermedia Corporation

Compensation Committee Charter

December 13, 2005

I. PURPOSE AND RESPONSIBILITIES

The purpose of the Compensation Committee of the Board of Directors of Jupitermedia Corporation (the “Corporation”) is to formulate, evaluate and approve the compensation of the Corporation’s directors, senior executive officers and key employees and to oversee all incentive and equity based compensation programs. These responsibilities include: (1) reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the “CEO”) of the Corporation; (ii) evaluating the CEO’s performance in light of those goals and objectives; (iii) either as a committee or together with the other independent directors of the Board of Directors (as directed by the Board of Directors), determining and approving the CEO’s compensation based on this evaluation; (iv) making recommendations to the Board of Directors regarding the compensation of directors, executive officers, and other key employees (other than the CEO) as well as with respect to incentive-compensation plans and equity-based plans; (v) making recommendations to the Board of Directors regarding any employment, severance or similar agreements for executive officers and other key employees (other than the CEO); and (vi) preparing a report on executive compensation as required by the Securities and Exchange Commission (“SEC”).

II. ORGANIZATION AND MEMBERSHIP

The members of the Compensation Committee shall be independent directors (under all applicable rules and regulations) and shall be appointed and shall serve until their successors are duly elected and qualified or until their earlier resignation or removal by the Board of Directors. The Board of Directors shall designate the chairperson of the Compensation Committee. The Compensation Committee shall meet on the call of its chairman, but not less than twice per year, and at any other time the Compensation Committee members may deem appropriate. The Compensation Committee has the sole authority to retain and terminate advisors to assist in evaluating director, CEO or senior executive compensation and any other matters described in this Charter, including the sole authority to approve such advisors’ fees and other retention terms. Half of the members of the Compensation Committee shall be a quorum to transact business.

III. NUMBER AND QUALIFICATION

The Compensation Committee shall be comprised of at least two (2) members of the Board of Directors. The selection of the members of the Compensation Committee shall be made in accordance with (i) Section 162(m) of the Internal Revenue Code, as amended (or any successor to Section 162(m) as in effect from time to time), and income tax regulations promulgated thereunder as in effect from time to time, (ii) Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (or any successor to Rule 16b-3 as in effect from time to time) and (iii) the applicable corporate governance rules of the Nasdaq National Market.

IV. AUTHORITY AND RESPONSIBILITIES

In discharging its responsibilities for management organization, performance, compensation and succession, the Compensation Committee shall have direct responsibility to:

1. Take any and all action which may be taken by the Board of Directors with respect to fixing the compensation level of and recommending any employment, severance or similar agreements for executive officers and other senior executives of the Corporation, including but not limited to the development of compensation policies that will attract and retain the highest qualified executives, that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for the Corporation’s progress.

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2. Review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives and, either as a committee or together with other independent directors of the Board of Directors (as directed by the Board of Directors), determine and approve the CEO’s compensation based on this evaluation. In determining the long-term incentive compensation of the CEO, the Compensation Committee shall consider the Corporation’s performance and relative shareholder return, the value of similar incentive awards given to chief executive officers at comparable companies and the compensation awards given to the Corporation’s CEO in past years. The CEO may not be present during such voting and deliberation.

3. Review and make recommendations to the full Board of Directors regarding the amount and types of compensation that should be paid to the Corporation’s outside directors, to ensure that such pay levels remain competitive, taking into account such factors as the Corporation’s size, industry characteristics, location, the practices at comparable companies in the same region, and such other factors as the Compensation Committee deems relevant.

4. Propose the adoption, amendment, and termination of incentive-compensation plans and equity-based plans, such as stock option plans, stock appreciation rights plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and other similar programs (the “Compensation Plans”), and to oversee the administration of the Compensation Plans in accordance with their terms.

5. Determine and approve the form and amount of awards to eligible Corporation executives in accordance with the terms of the applicable Compensation Plans.

6. Prepare a report to be filed with the Corporation’s proxy statement which shall disclose the compensation policies applicable to the Corporation’s executive officers.

7. Annually review this Charter and recommend any changes and/or amendments to the Board of Directors as the Compensation Committee deems appropriate; such changes shall include any modifications necessary to satisfy any applicable requirements of the Nasdaq National Market, the SEC and any other legal or regulatory requirements.

8. Conduct an annual self-performance evaluation and report the findings and conclusions of the Compensation Committee to the full Board of Directors.

9. Periodically report the matters considered and actions taken by the Compensation Committee to the Board of Directors or whenever the Compensation Committee shall be called to do so by the Board of Directors.

10. Delegate its authority hereunder to subcommittees, as the Compensation Committee deems appropriate, so long as any actions taken by such subcommittees are not otherwise inconsistent with the obligations and responsibilities of the Compensation Committee.

11. Monitor and ensure that independent directors continue to meet the applicable independence requirements of the SEC, the Internal Revenue Code and the Nasdaq National Market.

12. Perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing.

13. To do every other act incidental to, arising out of or in connection with, or otherwise related to, the authority granted to the Compensation Committee hereby or the carrying out of the Compensation Committee’s duties and responsibilities hereunder.

V. SCOPE

Nothing in this Charter shall be construed as precluding the full Board of Directors from discussing the compensation of the CEO or any other employee. It is not the intent of this Charter to impair communication among members of the Board of Directors.

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Jupitermedia Corporation

23 Old Kings Highway South

Darien, Connecticut 06820

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan M. Meckler and Christopher S. Cardell, and each of them, as proxy holders, each with the power to designate a substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Jupitermedia Corporation held of record by the undersigned on April 24, 2007, at the Annual Meeting of Stockholders to be held on June 4, 2007, or any adjournment thereof. At their discretion, the proxy holders are authorized to vote such shares of Common Stock upon such other business as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal.

Please mark, date, sign and return this proxy card promptly by mail, using the enclosed envelope, by telephone or over the Internet. No postage is required if mailed in the United States.

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE - Call-toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone

and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

êPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

Please mark your vote as in this example. ☒

1. Election of six directors listed below with terms expiring in 2008 at the Annual Meeting.		2. Approval of Deloitte & Touche LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐ FOR all nominees listed at right, except as marked below ☐ WITHHOLD AUTHORITY for all nominees listed below	°Alan M. Meckler °Christopher S. Cardell °Michael J. Davies °Gilbert F. Bach °William A. Shutzer °John R. Patrick

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. A VOTE “FOR” ALL DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

INSTRUCTION: To withhold a vote for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s). ●
☐ FOR ☐ WITHHOLD AUTHORITY

Stockholder:	Dated:	, 2007	Signature (if held jointly):	Dated:	, 2007
Note:	Please sign as name appears hereon. When joint owners hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.